**MONTGOMERY COSCIA GREILICH LLP**
*Certified Public Accountants*
2500 Dallas Parkway, Suite 300
Plano, Texas 75093
972.748.0300 p
972.748.0700 f

**Exhibit 16.1**

Office of the Chief Accountant
Securities and Exchange Commission
460 Fifth Street N. W.
Washington, DC 20549
Re: Blue Calypso, Inc.

Commission File Number: 000-53981

Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by Blue Calypso, Inc. in Item 4.01 of its Form 8-K dated July 31, 2013, captioned "Changes in Registrant's Certifying Accountant."

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

/s/ MONTGOMERY COSCIA GREILICH LLP
MONTGOMERY COSCIA GREILICH LLP
Plano, Texas
July 31, 2013